As filed with the Securities and Exchange Commission on March 10, 2009

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Perini Corporation

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-1717070 (I.R.S. Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, Massachusetts	01701
(Address of Principal Executive Offices)	(Zip Code)

Perini Corporation 2004 Stock Option And Incentive Plan

(Full title of the plan)

Robert Band

President and Chief Operating Officer

Perini Corporation

73 Mt. Wayte Avenue

Framingham, Massachusetts 01701

(Name, address and telephone number, including area code, of agent for service)

(508) 628-2000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ X ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	2,500,000 shares	$10.85 (2)	$27,125,000 (2)	$1,513.58

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 9, 2009.

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REGISTRATION OF ADDITIONAL SECURITIES

STATEMENT OF INCORPORATION BY REFERENCE

Pursuant to General Instruction E, this Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-116362) filed by the Registrant on June 10, 2004, relating to the Registrant’s 2004 Stock Option and Incentive Plan. This Registration Statement is being filed to register an additional 2,500,000 shares of the Registrant's common stock subject to issuance under the 2004 Stock Option and Incentive Plan, as amended on September 5, 2008, to increase the number of shares authorized for issuance thereunder.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the Perini Corporation 2004 Stock Option and Incentive Plan are available without charge by contacting:

Kenneth R. Burk

Senior Vice President and Chief Financial Officer

Perini Corporation

73 Mt. Wayte Avenue

Framingham, Massachusetts 01701

508-628-2295

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Perini Corporation (the “Company”) hereby incorporates by reference into this Registration Statement the following documents which have previously been filed with the Commission:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	the Company’s reports on Form 8-K filed with the Commission on January 15, 2009 and February 20, 2009; and

•

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on March 24, 2004, and all amendments and reports updating the descriptions.

In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment thereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8 Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, State of Massachusetts, on March 10, 2009.

PERINI CORPORATION

By:	/s/ Robert Band
Name: Robert Band
Title: President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert Band and Kenneth R. Burk as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 10, 2009.

Signature	Title

/s/ Ronald N. Tutor	Chairman and Chief Executive Officer and Director
Ronald N. Tutor	(Principal Executive Officer)

/s/ Robert Band	President, Chief Operating Officer and Director
Robert Band

/s/ Kenneth R. Burk	Senior Vice President and Chief Financial Officer
Kenneth R. Burk	(Principal Financial and Accounting Officer)

/s/ Michael R. Klein	Vice Chairman and Director
Michael R. Klein

Director
Robert L. Miller

/s/ Willard W. Brittain, Jr.	Director
Willard W. Brittain, Jr.

/s/ Robert A. Kennedy	Director
Robert A. Kennedy

/s/ Peter Arkley	Director
Peter Arkley

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/s/ Raymond R. Oneglia	Director
Raymond R. Oneglia

/s/ C.L. Max Nikias	Director
C.L. Max Nikias

/s/ Marilyn A. Alexander	Director
Marilyn A. Alexander

/s/ Donald D. Snyder	Director
Donald D. Snyder

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EXHIBIT INDEX

Number	Description

4.1	Perini Corporation 2004 Stock Option and Incentive Plan, as amended on September 5, 2008, filed herewith.

4.2

Shareholders Agreement, dated April 2, 2008, by and among Perini Corporation, Ronald N. Tutor and the shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 7, 2008).

5.1	Opinion of Hinckley Allen & Snyder LLP, filed herewith.

23.1	Consent of Hinckley Allen & Snyder LLP (included in Exhibit 5.1), filed herewith.

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page to Registration Statement).

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